2350 North Sam Houston Parkway East Suite 300 Houston, Texas 77032 (281) 618-4700 Fax: (281) 618-4818

NEWS RELEASE

SOUTHWESTERN ENERGY NAMES NEW INDEPENDENT AUDITORS

Houston, Texas - June 20, 2002...Southwestern Energy Company (NYSE: SWN) announced today that its Board of Directors has appointed PricewaterhouseCoopers LLP to serve as Southwestern's independent public accountants for 2002. PricewaterhouseCoopers LLP will replace Arthur Andersen LLP, who has served as the Company's independent auditors out of its Tulsa, Oklahoma office since 1979. The selection was based on a thorough review and evaluation of proposals from several well-qualified firms.

Southwestern Energy Company is primarily focused on natural gas and is engaged in oil and gas exploration and production, natural gas gathering, transmission, and marketing, and natural gas distribution. Additional information on the Company can be found on the Internet at http://www.swn.com.
Contact:	Greg D. Kerley Executive Vice President And Chief Financial Officer (281)618-4803

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